UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2019 (June 18, 2019)

Great Elm Capital Corp.

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01211	81-2621577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Street, Suite 230, Waltham, MA		02453
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 375-3006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	GECC	Nasdaq Global Market
6.50% Notes due 2022	GECCL	Nasdaq Global Market
6.75% Notes due 2025	GECCM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 18, 2019, Great Elm Capital Corp. (the “Company”) and American Stock Transfer & Trust Company, LLC, as trustee (the “Trustee”), entered into a third supplemental indenture (the “Third Supplemental Indenture”) to the indenture, dated September 18, 2017, between the Company and the Trustee (as supplemented by the Third Supplemental Indenture, the “Indenture”). The Third Supplemental Indenture relates to the Company’s issuance of $42.5 million aggregate principal amount of 6.50% notes due 2024 (the “Notes”), including $2.5 million aggregate principal amount of Notes pursuant to the underwriters’ partial exercise of an over-allotment option, and up to an additional $3.5 million aggregate principal amount of Notes pursuant to the over-allotment option granted to the underwriters (the “Offering”).

The Notes will mature on June 30, 2024 and may be redeemed in whole or in part at the Company’s option at any time or from time to time on or after June 30, 2021 at a redemption price equal to 100% of the outstanding principal amount of the Notes to be redeemed, plus accrued and unpaid interest otherwise payable for the then-current quarterly interest period accrued to, but excluding, the date fixed for redemption. The Notes bear interest at a rate of 6.50% per year payable quarterly on March 31, June 30, September 30 and December 31 of each year, commencing September 30, 2019. The Notes are direct unsecured obligations of the Company.

The terms of the Notes are governed by the Indenture. The Indenture contains certain covenants, including covenants requiring the Company to comply with Sections 18(a)(1)(A) and (B) as modified by Sections 61(a)(1) and (2) of the Investment Company Act of 1940, as amended, and to provide financial information to the holders of the Notes and the Trustee if the Company should no longer be subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. The Indenture also provides that the Company may not consolidate with or merge with or into any other entity or convey or transfer all or substantially all of its properties and assets to any person, unless certain specified conditions set forth in Section 801 of the Indenture are satisfied. These and other covenants are subject to certain limitations and exceptions that are described in the Indenture.

The Company received net proceeds from the Offering, after payment of underwriting discounts and commissions and estimated offering expenses payable by the Company, of approximately $40.6 million. Such amount represents $40.0 million in original aggregate principal amount of Notes, plus $2.5 million in aggregate principal amount of Notes representing a partial exercise of the over-allotment option granted to the underwriters. The Company intends to use the net proceeds from the Offering to make investments consistent with its investment objectives and for general corporate purposes.

The Notes were offered and sold pursuant to a registration statement on Form N-2 (File No. 333-227605), as amended, and the related prospectus filed with the Securities and Exchange Commission. The Offering closed on June 18, 2019.

The foregoing descriptions of the terms of the Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to their full text. The Third Supplemental Indenture and the Notes are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Third Supplemental Indenture, dated as of June 18, 2019, between Great Elm Capital Corp. and American Stock Transfer & Trust Company, LLC, as Trustee (incorporated by reference to Exhibit (d)(3) to the post-effective amendment to the Registration Statement on Form N-2 filed on June 18, 2019).

4.2	Global Note (6.50% Note Due 2024) (incorporated by reference to Exhibit (d)(1) to the post-effective amendment to the Registration Statement on Form N-2 filed on June 18, 2019).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT ELM CAPITAL CORP.

Date: June 18, 2019	By:	/s/ Keri A. Davis
	Name:	Keri A. Davis
	Title:	Interim Chief Financial Officer